SEC Form 4, Schedule B

1.	Name and Address of Reporting Person:
		Joseph M. Field
		c/o Entercom Communications Corp.
		401 City Avenue, Suite 809
		Bala Cynwyd, PA 19004

2.	Issuer Name/Symbol:
		Entercom Communications Corp. (ETM)

3.	Statement for Month/Day/Year:
		September 16, 2003


Trade Date	Shares	Price

09/16/03	8400	 $48.00
09/16/03	400	 $48.01
09/16/03	1600	 $48.02
09/16/03	200	 $48.03
09/16/03	100	 $48.06
09/16/03	200	 $48.09
09/16/03	100	 $48.10
09/16/03	200	 $48.12
09/16/03	100	 $48.16
09/16/03	300	 $48.20

TOTAL		11,600